Exhibit 31.8
CERTIFICATION
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Robert A. Milligan, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Healthcare Trust of America Holdings, LP; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Robert A. Milligan
Robert A. Milligan
Chief Financial Officer of Healthcare Trust of America, Inc., general partner of Healthcare Trust of America Holdings, LP

Date: April 12, 2022